N.Y.S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS ALBANY, NY 12231-0001

ONLINE FILING RECEIPT

ENTITY NAME: DURAND DAMIEL HEALTH INC

DOCUMENT TYPE: INCORPORATION (DOM. BUSINESS) COUNTY: NEW

FILED:06/01/2018 DURATION:PERPETUAL CASH#:180601010127 FILE#:180601010127
DOS ID:5351478

FILER:

GEORGE LI
136-40 39TH AVE
STE 508
FLUSHING, NY 11354

EXIST DATE

06/01/2018

ADDRESS FOR PROCESS:

DURAND DAMIEL HEALTH INC
1430 BROADWAY
STE 1615
NEW YORK, NY 10018

REGISTERED AGENT:

STOCK: 200 NPV

The corporation is required to file a Biennial Statement with the Department of State every two years pursuant to Business Corporation Law Section 408. Notification that the Biennial Statement is due will only be made via email. Please go to www.email.ebiennial.dos.ny.gov to provide an email address to receive an email notification when the Biennial Statement is due.

SERVICE COMPANY: ** NO SERVICE COMPANY **
SERVICE CODE: 00

FEE:	125.00	PAYMENTS	125.00
FILING:	125.00	CHARGE	125.00
TAX:	0.00	DRAWDOWN	0.00
PLAIN COPY:	0.00		
CERT COPY:	0.00		
CERT OF EXIST:	0.00		

DOS-1025 (04/2007)

Authentication Number: 1806010125 To verify the authenticity of this document you may access the Division of Corporation's Document Authentication Website at http://ecorp.dos.ny.gov

ACKNOWLEDGEMENT COPY

CERTIFICATE OF INCORPORATION
OF
DURAND DAMIEL HEALTH INC

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is:

DURAND DAMIEL HEALTH INC

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is NEW YORK.

FOURTH: The total number and value of shares of common stock which the corporation shall have authority to issue is: 200 SHARES WITH NO PAR VALUE.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is:

DURAND DAMIEL HEALTH INC
1430 BROADWAY
STE 1615
NEW YORK, NY 10018

I certify that I have read the above statements, I am authorized to sign this Certificate of Incorporation, that the above statements are true and correct to the best of my knowledge and belief and that my signature typed below constitutes my signature.

GEORGE LI (signature)

GEORGE LI, INCORPORATOR
136-40 39TH AVE
STE 508
FLUSHING, NY 11354

Filed by:
GEORGE LI
136-40 39TH AVE
STE 508
FLUSHING, NY 11354

ACKNOWLEDGEMENT COPY